Labor Contract

Party A:

Name of Employer: Wuhan Kingold Jewelry Co., Ltd

Party B:

Name: Wang Jun

No: ______________________

Issued by Wuhan Labor and Social Security Bureau

Statement

1.	The labor contract is the general sample of labor contract for reference of employer and laborers. Employer and laborer can increase relevant clauses and provisions required with consultation.

2.	After both parties sign the labor contract, employers can make authentication in the labor security administration department.

3.	After the dissolution or termination of the labor contract, employer shall keep it at least for two years for future reference.

4.	The labor contract applies to full-time labor.

Basic Information from Party A

Name	Wuhan Kingold Jewelry Co., Ltd	Legal representative or director	Jia Zhihong
Address	No.15, Jiang’an Economic Development Zone, Wuhan City	Contact department	Office
Certificate number of organization code	74140273-6	Contact number	65660703

Basic Information from Party B

Name	Wang Jun	ID number	420106197411082439
Highest education	Bachelor degree	Technical grade	Senior gold investment analyst
Mobile	13971371328	Family address	Room 302, Building B3, Lishui Jiayuan, Dongxihu District, Wuhan City

Job Resume

1997, graduated from Computer Engineering Department of Central China Normal University, bachelor degree, CCNA network engineer

September 1993-July, 1997, Studied in Computer Engineering Department of Central China Normal University, majoring in software development and application, with bachelor degree.

1997-2000, worked in MODISH C'BONS Cosmetics Company and took charge of network information management and logistics management.

2000-2002, worked in Hubei Mailyard Group Company and took charge of network information management and website development.

2003-present, work in Wuhan Kingold Jewelry Co., Ltd as a gold investment analyst and served successively as manager of purchase department, manager of investment department, assistant of general manager and vice general manager.

Joined in the industry of gold jewelry in 2003 and has had 11 years’ working experience, with abundant experience in management of industrial production technology and business management and deep understanding of the industry; took charge of improvement of company and bank investment product, process technology and manufacturing technique, with high theoretical level and abundant practical experience; hold rigorous and realistic scientific attitude toward study and work, with higher professional skills.

The labor contract is hereby concluded by Party A and Party B in accordance with Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and relevant policies and regulations based on the principles of fairness, legitimacy, equality, voluntariness, consensus through negotiation and good faith.

Article 1 Term of Labor Contract

1.	Fixed Term

From May 1, 2014 to April 2, 2019, thereinto, stipulated probation period is ____ month(s).

2.	Non-fixed term: start from___ month___ day ___year

3.	Task-oriented contract term. The work task is:

Article 2 Job Responsibilities and Workplace

Party A employs Party B to work at Wuhan Kingold Jewelry Co., Ltd. as General Manager, and the job responsibilities are:

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Article 3 Working Hours and Vocation

(I) Party A and Party B agree Party B’s working hours are specified according to the first manner as follows:

1.	Standard working hours system within 8 hours for daily work and 40 hours for working every week.

2.	Non-fixed working hours system approved by the labor security administration department.

3.	Cumulative working hours system approved by the labor and social security administration department.

(II)	Party A can extend working time for production (work) demand after consultation with Labor Union and Party B. Save the provisions of Article 42 in Labor Law of the People’s Republic of China, it shall not exceed one hour every day. Save the special reason, it shall not exceed 3 hours every day and not exceed 36 hours for every month.

(III)	Party A arranges the vocation of Party B by laws during national statutory holidays.

Article 4 Labor Remuneration

1.	Party A carries out the system of equal pay for equal work following the principle of distribution according to work. According to Party B’s current post of duty, the stipulated salary is 12000 Yuan/month and the salary in probation period is ____ Yuan/month. As for the implementation of piecework system, the monthly salary is calculated by the unit price of piecework.

The distribution method is:

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2.	In case Party A arranges Party B to extend the working time, Party A shall pay the remuneration not less than 150% of the salary. In case Party A arranges Party B to work in rest day without taking deferred holidays, Party A shall pay the remuneration not less than 200% of the salary; in case Party A arranges Party B to work in statutory holidays, Party A shall pay the remuneration not less than 300% of the salary.

3.	Party A shall pay off the salary to Party B in currency at least for once, and the 15th of each month is the payday.

4.	During the period when Party B participates in social activities, or enjoys annual leave, home leave, marriage and funeral leave, pregnancy test of female workers, maternity leave, time of nursing in suckling period, contraception operation leave and nursing leave of man, Party A shall deem that Party B provides normal labor and pay the salary.

Article 5 Social Insurance and Benefits and Welfare

1.	Party A and Party B effect insurance by laws and pay all kinds of social insurance charges on time and Party A will deduct Party B’s part from his or her salary.

2.	Party A provides Party B with the following benefits and welfare: five –insurances

In case Party B fails to provide the information required for transacting social insurance or transact the procedure of stopping payment in discount window in time, Party A deems that Party B gives up and shall not pay the social insurance charges in this meanwhile.

Article 6 Labor Protection, Labor Conditions and Protection against Occupational Hazard

1.	Party A is obligated to truthfully inform Party B of the post which may have occupational hazard and make the education of labor safety and hygiene on Party B, avoiding accident and reducing occupational hazard in the process of labor.

2.	Party A shall provide Party B with labor safety and hygiene facility, labor safety and hygiene condition and necessary labor protective articles conforming to national regulations and make healthy examination regularly for staff who are engaged in work with occupational hazard.

3.	In case Party A employs Party B to engage in special work, execute relevant provisions of special work.

4.	Party A shall make special labor protection on female worker and minors (over 16 years old but under the age of 18) in accordance with national regulation.

5.	Party B shall strictly abide by regulations on safety operation and follow the command of Party A’s manager in the process of labor, without operation against rules and working at risk.

6.	Party B is entitled to reject to execute Party A’s command against rules, force of working at risk and behaviors which may damage life safety and physical health and offer criticism, impeach and accusation.

Article 7 Alternation of Labor Contract

The contract may be revised in written form, after both parties’ agreement through negotiation.

The labor contract after alternation shall be held by employer and laborer for each copy.

Article 8 Cancellation and Termination of Labor Contract

(I) Cancellation of Labor Contract:

1.	The labor contract may be cancelled based on both parties’ mutual negotiation.

2.	Party A may cancel the contract in case any of the following occurs after informing the cause to Labor Union:

(1)	Party B is proved to be unqualified in probation period;

(2)	Party B severely violates the rules and regulations of Party A;

(3)	Party B’s gross negligence or jobbery causes great losses for Party A;

(4)	Party B holds another job without the permit of Party A, which seriously affects the completion of Party A’s work task, or Party B refuses to correct the error after Party A’s warning;

(5)	Party B forces Party A to conclude or alter the labor contract against Party A’s true intention by means of deception, coercion or exploitation of its unfavorable position;

(6)	Party B is investigated for criminal responsibility.

3.	Party A shall notify Party B in writing 30 days in advance or pay additional one-month salary to Party B, and cancel the labor contract after submitting the cause to Labor Union, in case any of the following occurs:

(1)	Party B, due to sickness or injury inflicted off the job, cannot resume his or her work or do the other job reassigned by Party A after specified period of medical treatment;

(2)	Party B is unqualified, even after a training or a job adjustment;

(3)	The objective conditions on which the contract is based have materially changed to the extent that it is impossible to perform the contract while both parties cannot reach an agreement to amend the contract to reflect the changed conditions;

4.	Party A is not allowed to cancel the labor contract as per Article 3, in case of any following occurs:
(1)	Party B is engaged in the work with occupational hazard, without occupational health examination before departure, or suffers occupational disease in the period of diagnosis or medical observation;

(2)	Party B is confirmed partly or totally incapacitated due to an industrial injury or an occupational disease when working for Party A;

(3)	Party B is in a period of medical treatment for sickness or industrial injury;

(4)	Party B is in pregnancy, maternity leave and lactation;

(5)	Party B has worked in Party A for 15 years, with 5 additional years before mandatory age of retirement;

(6)	Other situations stipulated in laws, administrative provisions.

5.	Party B may cancel the contract upon 30 days’ prior written notice to Party A; 3 days in advance within probation period.

Party B may notify Party A of cancelling the contract at any time, in case any of the following occurs:

(1)	Party A fails to provide labor protection or labor conditions in accordance with the labor contract;

(2)	Party A fails to pay labor remuneration in full amount on time;

(3)	Party A fails to pay the social insurance charges for Party B by laws;

(4)	Party A’s rules and regulations violate provisions of laws and regulations and damage Party B’s rights and interests;

(5)	Party A forces Party B to conclude or alter the labor contract against Party A’s true intention by means of deception, coercion or exploitation of its unfavorable position;

(6)	Other situations stipulated in laws and administrative provisions, which allows laborer to cancel the labor contract.

In the event of Party A forces Party B to work by violence, threat or illegal limitation of Party B’s freedom, or Party A commands against rules, forces laborer to work at risk, which endangers the personal safety of Party B, Party B can immediately cancel the labor contract, without prior notice to Party A.

(II) Termination of Labor Contract

The labor contract will be terminated in case any of the following occurs:

(1)	The labor contract expires;

(2)	Party B begins to enjoy the welfare of basic endowment insurance by laws;

(3)	Party B is dead, pronounced dead or pronounced missing by the people’s court;

(4)	Party A is declared bankruptcy legally;

(5)	Party A’s business license is revoked; Party A is compelled to close down or dissolve; or Party A decides to dissolve in advance; or

(6)	Other situations stipulated in laws and administrative provisions.

(III) Party A shall issue the certification about cancellation or termination of labor contract when cancelling or terminating the labor contract and transact files and procedure of social insurance relation transfer for Party B within 15 days; Party B shall transact work handover as agreed by both parties; In case Party A shall pay Party B economic compensation as per relevant provisions, Party A shall pay when transacting the work handover.

Article 9 Necessary Matters Considered by Both Parties:

1. Employee Manual is regarded as the attachment of the contract, with equal legal effectiveness with the contract. Party B shall strictly abide by Employee Manual and various rules and regulations of Party A and voluntarily obey the job transfer and various reasonable arrangements of Party A;

2. Party B must abide by the details of management system and provisions promulgated and implemented afterwards;

3. Party B shall pay Party A one-month salary as the liquidated damages in case of failing to resign one month in advance before the contract expires.

4. Laborers have read and knew Employee Manual and various rules and regulations and are willing to abide by voluntarily.

Article 10 Labor Dispute Resolutions

In case of labor disputes arising from the conclusion, performance, alternation, cancellation and termination of the contract, parties can apply for mediation, arbitration and institute legal processing, or solve by negotiation.

Article 11 The contract is made in duplicate, held by Party A and Party B respectively. In case Party A fails to deliver the text of labor contract to Party B, which causes losses for Party B, Party A shall assume liability of compensation.

Party A (seal):                                                                Party B (signature):

Legal Representative (Entrusted Agent) (signature or seal):

Date of Contract: April 4 , 2014

Verification Authority (seal):

Date of Verification: ____year____ month__ day

Renewal and Alternation of Labor Contract

In accordance with Party A’s production (work) demand and Party B’s requirement, both parties agree to renew the labor contract for___ year(s), from___ year__ month__ day to ___ year__ month__ day.

Through negotiation, alter Article___ of the original contract, contents are

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Add the unsettled matters of original labor contract:

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Party A (seal)                                                                         Party B (signature)

___ year___ month___ day                                                ___ year___ month___ day

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        Contract Verification

Verification Authority (seal):

Date of Verification: ___ year___ month___ day